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Exhibit 10.16

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         This Agreement entered into this 12 day of March, 2002 by and between Case Financial, Inc. a California corporation with principal address at 16000 Ventura Boulevard, Suite 1102, Encino, California 91102, ("Seller") and Asia Web Holdings Inc. a Delaware corporation with principal address at 1947 Camino Vida Roble, Suite 102, Carlsbad, California 92008 ("Buyer").

         1. SALE AND PURCHASE. Seller agrees to sell, convey and transfer to Buyer and Buyer agrees to purchase and assume from Seller the property hereafter described for the purchase price and upon and subject to the terms and conditions hereafter set forth. The sale of the property is entire and inseverable, and Buyer shall have no obligation to purchase any of the property unless all assets of the classes and character described below shall be simultaneously sold.

         2. PROPERTY. The assets to be sold and purchased ("property") are the following:

         2.1 TANGIBLE OPERATING ASSETS. The tangible operating assets used by Seller in connection with the business, including the equipment and furniture and fixtures described in Exhibit 2.1 attached hereto, and any other such assets of like character used in the operation of the business added or substituted prior to the Closing Date (as defined below).

         2.2 ASSIGNMENT OF LEASES. Subject to the consents of the various lessors to the assignments thereof, the interests of Seller in the leases described in the forms of assignments collectively attached as Exhibit 2.2 attached hereto.

         2.3 ASSIGNMENT OF CONTRACTS. The contractual rights of Seller in the agreements described in the forms of assignments collectively attached as
Exhibit 2.3.

         2.4 GOODWILL. The goodwill of the business, including without limitation all customer lists, the records and general files or papers and documents relating to the operation of the business, and as set forth on Exhibit
2.4 attached hereto, the trademark, trade name and all domain names of the business, the exclusive right to use the name Case Financial. In addition, all copyrights, proprietary information, intellectual property, technology and all research and development data, and all other intangible assets used in connection with the business will be sold and/or assigned to Buyer.

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         3. PURCHASE PRICE. The purchase price for the assets described in
Section 2 hereof, shall be a total of 3,250,000 shares of Buyer's Common Stock ("Purchase Price"), less: (a) 150,000 shares to be issued to members of Case Financial, LLC ("LLC") as part of the consideration for the acquisition of LLC as more fully set forth in Exhibit 3 attached hereto, (b) up to 576,000 shares to noteholders of Case Financial Funding, Inc., a wholly-owned subsidiary of Seller and (c) 480,000 shares to Mosaic Capital, LLC as more fully set forth in
Section 15.5 hereof.

         4. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable by Buyer to Seller on the Closing Date and, thereafter may be distributed to the shareholders, noteholders and creditors of Seller in amounts agreed to and approved by the Seller's Board of Directors.

         5. ASSUMPTION OF LIABILITIES. Buyer shall assume current trade payables of Seller including costs incurred with the transactions set forth in this Agreement not to exceed $50,000.

         6. PURCHASE OF PROMISSORY NOTES. Buyer agrees to purchase up to $2,500,000 of Promissory Notes owned by note holders of Seller and Seller's affiliates in exchange for 5,000,000 shares of Buyer's Common Stock valued at $.50 per share in the following order:

                  FIRST Secured Promissory Notes of approximately $1,600,000 owned by non-affiliates of the Seller.

                  SECOND Unsecured Promissory Notes of approximately $820,000 owned by non-affiliates of the Seller.

                  THIRD Secured Promissory Notes of approximately $1,315,000 owned by affiliates of the Seller.

                  FOURTH Unsecured Promissory Notes of approximately $460,000 owned by affiliates of the Seller. These Unsecured Promissory Notes may be converted subject to conversion of corresponding percentages of Secured Promissory Notes owned by affiliates of the Seller, if any.

         For purposes of this section, Affiliates shall include officers and directors of the Seller.

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         The offer to purchaser up to $2,500,000 of Promissory Notes shall terminate 60 days after the Closing Date or the issuance of 5 million shares of Buyer's Common Stock, whichever is earlier.

         7. CLOSING.

         7.1. CLOSING DATE. The transaction shall be closed and possession of the property shall be given to Buyer at a closing to be held at the office of Seller on or about March 31, 2002, or on such other date as the parties may agree, which date, however determined, is designated the "Closing Date."

         7.2.     OBLIGATIONS AT CLOSING:

         (a) Seller shall deliver to Buyer all documents and instruments necessary to carry out the terms and provisions of this Agreement and to effectuate the purpose of the transaction, including without limitation bill of sale and assignments and consents to assignments in the forms attached, and otherwise as shall be necessary to transfer the property to Buyer and to fulfill the obligations of Seller hereunder which are to be fulfilled on the Closing Date.
         (b) Buyer shall pay the Purchase Price in Common Stock certificates in an amount of 3,250,000 shares to those entities and individuals as set forth in
Section 3 above, and all other instruments as shall be necessary to fulfill the obligations of Buyer hereunder which are to be fulfilled on the Closing Date.

         (c) Unless otherwise provided herein, all such instruments so delivered shall be dated the Closing Date and be satisfactory as to form and content to each party and their respective counsel; provided however that neither party shall disapprove any instrument that gives that party the substance of what the party is entitled to receive hereunder.

         (d) Note holders of Seller or Seller's affiliates representing a minimum of $825,000 shall contribute Promissory Notes to Buyer in exchange for Buyer's Common Stock at $.50 per share..

         8. REPRESENTATIONS, UNDERTAKINGS AND WARRANTIES BY SELLER. Seller represents, agrees and warrants:

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         8.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own and hold its property and assets and carry on its business as now conducted, and has all requisite corporate power and authority to enter into and perform and carry out this Agreement. The execution, delivery and performance of this Agreement by Seller has been duly and validly authorized by all requisite corporate action on the part of Seller.

         8.2 FINANCIAL STATEMENTS. The audited financial statements as of December 31, 2000 and the unaudited financial statements prepared by management, dated December 31, 2001, of Seller, attached as Exhibit 8.2, contain a full, correct and complete statement of the financial condition of Seller as of the dates thereof. The management prepared financial statements were prepared in accordance with generally accepted accounting principles consistently applied, and they fairly present the financial position of Seller as of December 31, 2001.

         8.3 REPRESENTATIONS AND WARRANTIES. Except as set forth in this Agreement, and subject to such exceptions:

         (a) Except as set forth in Exhibit 8.3(a), Seller has good and merchantable title to the property, subject to no mortgage, pledge, lien, encumbrance, charge or security interest, and the property shall be transferred to Buyer so that it shall vest in Buyer free and clear of all liens and encumbrances and adverse claims of every character.

         (b) The property is in existence and in the possession of Seller.

         (c) The tangible assets are in good working order, condition and repair, reasonable wear and tear excepted.

         (d) The property shall be transferred to Buyer where and as is, and, except for warranties of title, without warranty by Seller, express, implied or by statute, all such other warranties being hereby expressly disclaimed by Seller.

         (e) Each of the leases to be assigned is valid and binding, no default exists thereunder, is vested in the Seller free and clear of any liens and encumbrances, and all such leases are in good standing.

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         8.4 LITIGATION. Except as disclosed in Exhibit 8.4, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against Seller or its properties. Except as disclosed in Exhibit 8.4, there are no actions, suits or proceedings pending, or, to the knowledge of Seller, threatened against or affecting Seller, any of its officers or directors relating to their positions as such, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of Seller or its affiliated company which might result in any material adverse change in the operations or financial condition of Seller, or which might prevent or materially impede the consummation of the transactions under this Agreement.

         8.5 SUBSIDIARY. Except as set forth in Exhibit 8.5 attached hereto, Seller does not own or control, directly or indirectly, any corporation, partnership, business trust, association or other business entity.

         8.6 ABSENCE OF UNDISCLOSED LIABILITIES. Seller has no liabilities which are not adequately reflected or reserved against in the Seller's financial statements or otherwise reflected in this Agreement and Seller shall not have as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after December 31, 2001, and would be individually or in the aggregate, material to the results of operations or financial condition of Seller as of the Closing Date.

         8.7 TAX MATTERS. All federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of Seller have been timely filed. Since December 31, 2001, Seller has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Such returns,


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reports and information statements are true and correct in all material respects insofar as they relate to the activities of Seller. On the date of this Agreement, Seller is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed. Any tax sharing agreement among or between Seller and any affiliate thereof shall be terminated as of the Closing Date.

         8.8 OPERATING AUTHORITIES. To the best knowledge of Seller, Seller has all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals ("Permits") required to conduct its business as presently conducted. Such Permits are set forth on Exhibit 8.8. Since Seller's inception, there has not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any permit; and no proceeding is pending or threatened to revoke or limit any Permit.

         8.9 BOOKS AND RECORDS. The books and records of Seller are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving Seller which properly should have been set forth therein and which have not been accurately so set forth.

         8.10 AUTHORITY TO EXECUTE AGREEMENT. The Board of Directors of Seller, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by Seller of this Agreement, and has duly authorized each of the transactions hereby contemplated. Seller has the power and authority to execute and deliver this Agreement, and (subject to the approval of this Agreement by a majority vote of its shareholders) to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. Seller has taken all actions required by law,


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its Articles of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon Seller in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, of Seller, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Seller.

         8.11 OPERATING COSTS. Currently, the Seller has an operating overhead of approximately $70,000 per month.

         8.12 INFORMATION SUPPLIED. None of the information regarding Seller which has been supplied by Seller contains or will contain any untrue statement of a material fact or omits or will omit any fact necessary in order to make such statements, in light of the circumstances under which they are made, not misleading.

         8.13 CHANGES. Between the date hereof and the Closing Date:

         (a) Except for such changes as shall occur in the ordinary course of business, no changes have been made and no change shall be made in the business of Seller or in the property.

         (b) Seller has conducted and shall conduct the business in a diligent and businesslike manner, consistent with Seller's normal and ordinary operation.

         (c) Seller has used and will use Seller's best efforts to maintain the business organization intact, to retain the present employees and to maintain relationships with customers so that all of them will be preserved for Buyer on and after the Closing Date.


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         (d) Seller has repaired and maintained and shall repair and maintain its property in accordance with generally accepted repair and maintenance standards and in conformity with Seller's past and present practice.

         (e) Seller has maintained and shall maintain casualty insurance in the amount of the full replacement value of its property.

         (f) Buyer and Buyer's agents, employees, accountants and attorneys shall have full access to, and the opportunity to examine and make copies, of all books, records, documents, instruments and papers of Seller pertaining to the property, and the right to inspect all of the property, as Buyer may reasonably request.

         8.14 DISCLOSURE. At the date of this Agreement, Seller has and at the Closing Date it will have, disclosed all events, conditions and facts materially affecting the business and prospects of Seller. Seller has not now and will not have at the Closing Date, withheld knowledge of any such events, conditions or facts which it knows, or has reasonable grounds to know, may materially effect Seller's business and prospects. Neither this Agreement nor any certificate, exhibit, schedule or other written document or statement, furnished to Buyer by Seller in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

         8.15 RESTRICTED SHARES TO BE ISSUED. Seller understands and is aware that the issuance of the shares of Buyer's Common Stock hereunder is being made without registration under the Securities Act of 1933, as amended, (the "Act"), or any state securities laws and that the shares so issued may not be sold or transferred without registration under the Act and under applicable state securities laws, unless an exemption from such registration is available. Seller


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understands that the investment in the shares is speculative and may remain so for an indefinite period and acknowledge that Seller is able to bear the economic risk of its investment in the shares. All certificates evidencing such shares to be issued to Seller shall bear appropriate restrictive legends. Seller agrees to obtain investment representations as set forth in Exhibit 8.14 from any transferee of the aforementioned shares.

         9. REPRESENTATIONS AND WARRANTIES BY BUYER. Buyer represents, agrees and warrants:

         9.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform and carry out this Agreement. The execution, delivery and performance of this Agreement by Buyer has been duly and validly authorized by all requisite corporate action on the part of the Buyer.

         9.2 CASH ASSETS OF BUYER. On the Closing Date, Buyer shall have cash assets of at least $1,400,000 and no current, long-term or contingent liabilities in excess of $100,000.

         9.3 FINANCIAL STATEMENTS. The audited and unaudited financial statements of Buyer as set forth in its Form 10-KSB for the year ended August 31,2001, and Form 10-QSB for the quarter ended November 30, 2001, respectively, contain a full, correct and complete statement of the financial condition of Buyer as of the dates thereof. Such financial statements were prepared in accordance with generally accepted accounting principles consistently applied, and they fairly present the financial position of Buyer as of those dates.

         9.4 CAPITALIZATION. Buyer's authorized capital stock is 110,000,000 shares consisting of 10,000,000 shares of Preferred Stock, $.001 par value, none of which will be issued and outstanding prior to the Closing Date, and 100,000,000 shares of $.001 par value Common Stock of which not more than 8,735,408 shares will be issued and outstanding prior to the Closing Date. All of such outstanding shares are validly issued, fully paid and non-assessable.


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All authorized and/or outstanding options and warrants to purchase in the aggregate amount of not more than 2,375,000 shares of Buyer's Common Stock are set forth on Exhibit 9.4. All securities issued by Buyer as of the date of this Agreement have been issued in compliance with all applicable state and federal laws. Except as set forth in Exhibit 9.4, no other equity securities or debt obligations of Buyer are authorized, issued or outstanding.

         9.5 ABSENCE OF UNDISCLOSED LIABILITIES. Buyer has no liabilities which are not adequately reflected or reserved against in the Buyer financial statements or otherwise reflected in this Agreement and Buyer shall not have as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after August 31, 2001, and would be individually or in the aggregate, material to the results of operations or financial condition of Buyer as of the Closing Date.

         9.6 LITIGATION. Except as disclosed in Exhibit 9.6, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against Buyer or its properties. Except as disclosed in Exhibit 9.6, there are no actions, suits or proceedings pending, or, to the knowledge of Buyer, threatened against or affecting Buyer, any of its officers or directors relating to their positions as such, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of Buyer or its affiliated company which might result in any material adverse change in the operations or financial condition of Buyer, or which might prevent or materially impede the consummation of the transactions under this Agreement.

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         9.7 COMPLIANCE WITH LAWS. To the best of its knowledge, the operations and affairs of Buyer do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of Buyer.

         9.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in Exhibit 9.8, or otherwise disclosed in writing to Seller, since November 30, 2001, (a) Buyer has not entered into any material transaction; (b) there has been no change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of Buyer as shown on the Buyer's financial statements for the year ended August 31, 2001, other than changes that both individually and in the aggregate do not have a consequence that is materially adverse to such condition, business, property, prospects, assets or liabilities; (c) there has been no damage to, destruction of or loss of any of the properties or assets of Buyer (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, property, prospects, assets or liabilities of Buyer; (d) Buyer has not declared, or paid any dividend or made any distribution on its capital stock, redeemed, purchased or otherwise acquired any of its capital stock, granted any options to purchase shares of its stock, or issued any shares of its capital stock; (e) there has been no material change, except in the ordinary course of business, in the contingent obligations of Buyer by way of guaranty, endorsement, indemnity, warranty or otherwise; (f) there have been no loans made by Buyer to its employees, officers or directors;
(g) there has been no waiver or compromise by Buyer of a valuable right or of a material debt owed to it; (h) there has been no extraordinary increase in the compensation of any of Buyer's employees; and (i) there has been no other event or condition of any character which might reasonably be expected either to result in a material and adverse change in the condition (financial or otherwise) business, property, prospects, assets or liabilities of Buyer or to impair materially the ability of Buyer to conduct the business now being conducted.

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         9.9 ASSETS. All of the assets reflected on the August 31, 2001 Buyer financial statements or acquired and held as of the Closing Date, will be owned by Buyer on the Closing Date. Except as set forth in Exhibit 9.9, Buyer owns outright and has good and marketable title, or holds valid and enforceable leases, to all of such assets. Equipment used by the Buyer in connection with its business is adequate for the uses to which it is being put. Other than warranty of title, Buyer disclaims any other warranties, either express or implied, regarding the working condition of such equipment.

         9.10 TAX MATTERS. All federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of Buyer have been timely filed. Since August 31, 2001, Buyer has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of Buyer. On the date of this Agreement, Buyer is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed. Any tax sharing agreement among or between Buyer and any affiliate thereof shall be terminated as of the Closing Date.

         9.11 CONTRACTS. Set forth on Exhibit 9.11 hereto is a true and complete list of all material contracts, agreements or commitments to which Buyer is a party or is bound. All such material contracts, agreements and commitments are valid and binding on Buyer in accordance with their terms.


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         9.12 INSURANCE. Set forth on Exhibit 9.12 hereto as a list of insurance policies currently maintained by Buyer in full force and effect which provide for coverages which are usual and customary in its business as to amount and scope, and are adequate to protect Buyer against any reasonably foreseeable risk of loss, including business interruptions.

         9.13 OPERATING AUTHORITIES. To the best knowledge of Buyer, Buyer has all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals ("Permits") required to conduct its business as presently conducted. Such Permits are set forth on Exhibit 9.13. Since Buyer's inception, there has not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any permit; and no proceeding is pending or threatened to revoke or limit any Permit.

         9.14 BOOKS AND RECORDS. The books and records of Buyer are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving Buyer which properly should have been set forth therein and which have not been accurately so set forth.

         9.15 AUTHORITY TO EXECUTE AGREEMENT. The Board of Directors of Buyer, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by Buyer of this Agreement, and has duly authorized each of the transactions hereby contemplated. Buyer has the power and authority to execute and deliver this Agreement, and (subject to the approval of this Agreement by a majority vote of its shareholders) to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. Buyer has taken all actions required by law,


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its Certificate of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon Buyer in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Certificate of Incorporation, as amended, or the Bylaws, as amended, of Buyer, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Buyer.

         9.16 DISCLOSURE. At the date of this Agreement, Buyer has and at the Closing Date it will have, disclosed all events, conditions and facts materially affecting the business and prospects of Buyer. Buyer has not now and will not have at the Closing Date, withheld knowledge of any such events, conditions or facts which it knows, or has reasonable grounds to know, may materially affect Buyer's business and prospects. Neither this Agreement nor any certificate, exhibit, schedule or other written document or statement, furnished to Seller by Buyer in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

         10. DIRECTORS AND OFFICERS OF BUYER. At the Closing Date, all directors and officers of the Buyer will resign and new directors as set forth in Exhibit 11(a), attached hereto, shall be appointed. The Buyer shall enter into an employment agreement, as set forth in Exhibit 11(b) attached hereto, with Eric Alden as CEO and President. All other officers of Buyer shall be appointed by the new Board of Directors.

         11. MANAGEMENT OF SELLER. Upon the Closing Date, the Seller and Buyer shall execute a management agreement in the form attached hereto as Exhibit 13, wherein for a management fee equal to 15% of gross proceeds estimated to aggregate $750,000 over the next thirty (30) months, the Buyer shall manage the orderly and equitable liquidation of the remaining assets of Seller for the benefit of Seller's creditors, both secured and unsecured, and for Seller's shareholders.

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         12. BULK SALES REQUIREMENT. On or before the fifth business day following the signing of this Agreement, the Seller shall take all necessary action and file any and all documents and notices to comply with the bulk sale provisions under the California Uniform Commercial Code.

         13 NONCOMPETITION At the Closing, Buyer shall be given an undertaking by the officers of the Seller and each shareholder owning ten percent (10%) or more of Seller's Common Stock, not directly or indirectly to own, manage, operate or control or be connected in any manner with any business competitive to the business of Seller for a period of two years from the Closing Date. The specific terms of said agreement shall be as set forth in Exhibit 13, attached hereto.

         14. OTHER COVENANTS AND AGREEMENTS.

         14.1 MALPRACTICE LAWSUIT. Michael A. Schaffer, a director and Chief Executive Officer of Buyer agrees to pay and discharge and to save and protect Buyer free and harmless from all liabilities and obligations associated with the litigation between the Buyer and the Law Offices of Timothy Kindlan, et al filed in the Superior Court, San Diego County, State of California, except for the payment of expenses associated with such lawsuit not to exceed $10,000 and the payment not to exceed the related liability set forth on the Buyer's November 30, 2001 financial statements. Any monies received from settlement or judgment, shall be allocated as follows: first to costs and expenses of Buyer, second to costs and expenses of Michael A. Schaffer and thereafter split 75% to Buyer and 25% to Michael A. Schaffer.

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         14.2 TAXES. All sales taxes, unemployment insurance and social security taxes and all other taxes due the State, Federal or local government by Seller on or before the Closing Date shall be paid by Seller on or prior to such time. Buyer shall bear any sales taxes resulting from the sale and transfer provided herein. License fees, real and personal property taxes, assessments, insurance premiums, utilities and rents shall be prorated between Seller and Buyer in the customary manner as of the Closing Date.

         14.3 COMMISSIONS AND FINDER'S FEES. Other than a fee to Mosaic Capital LLC or Mosaic Capital Securities LLC of 480,000 shares of Buyer's Common Stock, the parties covenant with and warrant to each other that neither party has obligated itself to pay any commission or finder's fee in connection with the transaction contemplated by this Agreement, and the parties agree to indemnify and hold each other harmless against any such claims for commissions or finder's fees.

         14.4 RECOVERY AGREEMENTS. All of Seller's recovery agreements of its business existing at the Closing Date shall remain Seller's.

         14.5 REVERSE STOCK SPLIT. For a period of two (2) years from the date hereof, Buyer agrees not to effect any reverse stock split.

         15.1 CONDITIONS TO OBLIGATIONS OF THE PARTIES. The obligations of Seller and Buyer under this Agreement shall be subject to the fulfillment, on or prior to the Closing, of all conditions elsewhere herein set forth, including, but not limited to, receipt by the appropriate party of all deliveries required by Section 7.2 herein, and fulfillment, prior to Closing Date, of each of the following conditions:

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         (a) All representations and warranties made by Seller and Buyer in this
Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date.

         (b) Seller and Buyer shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on their part required to be performed or complied with at or prior to the Closing Date

         (c) All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

         (d) The Closing shall not violate any permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from any party with respect thereto.

         (e) Each party shall have received favorable opinions from the other party's counsel on such matters in connection with the transactions contemplated by this Agreement as are reasonable.

         (f) Each party shall have satisfied itself that since the date of this Agreement the business of the other party has been conducted in the ordinary course. In addition, each party shall have satisfied itself that no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except in the ordinary course of business or with respect to services rendered or expenses incurred in connection with the Closing of this Agreement, unless said withdrawals or indebtedness were either authorized by the terms of this Agreement or subsequently consented to in writing by the parties.

         (g) Each party covenants that, to the best of its knowledge, it has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to their assets, to the business conducted by them and to the transactions contemplated by this Agreement.

         (h) Each party shall have granted to the other party (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds, and each party shall be satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

         (i) Buyer shall have obtained all necessary Blue Sky approvals or exemptions for the issuance of its shares of Common Stock required prior to the Closing Date.

         (j) The Agreement shall be approved by the Boards of Directors of both Seller and Buyer and shareholders of both Seller and Buyer..

         (k) Seller and Buyer and their respective legal counsel shall have received copies of all such certificates, opinions and other documents and instruments as each party or its legal counsel may reasonably request pursuant to this Agreement or otherwise in connection with the consummation of the transactions contemplated hereby, and all such certificates, opinions and other documents and instruments received by each party shall be reasonably satisfactory, in form and substance, to each party and its legal counsel.

         (l) Both Seller and Buyer shall have the right to waive any or all of the conditions precedent to its obligations hereunder not otherwise legally required; provided, however, that no waiver by a party of any condition precedent to its obligations hereunder shall constitute a waiver by such party of any other condition.

         15.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated herein are subject to satisfaction (or waiver by it) of the following conditions:

         (a) The Seller and each additional entity or individual acquiring the Buyer's Common Stock will be required, at Closing, to submit an agreement confirming that all of such shares received will be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, except for those transfers falling within an exemption from registration under the Securities Act of 1933 and any applicable state securities laws, which transfers do not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance satisfactory to counsel for Buyer. The foregoing provision shall not prohibit the registration of those shares at any time following the Closing.

         (b) All Exhibits, prepared by Seller shall be current or updated as necessary as of the Closing Date.

         (c) Buyer shall have received a favorable opinion from Seller's counsel as to the following: (a) the organization and good standing of the Seller, and
(b) that the Agreement has been duly authorized and is a valid, binding and enforceable obligation of Seller.

         15.3 CONDITIONS TO OBLIGATION OF SELLER. The obligations of Seller to consummate the transactions contemplated herein are subject to satisfaction (or waiver by it) of the following conditions:

         (a) The Agreement shall be approved by the shareholders of Buyer, if deemed necessary or appropriate by counsel for the same, within thirty (30) days following execution of this Agreement. If such shareholder approval is deemed necessary, the management of Buyer agrees to recommend approval to their respective shareholders and to solicit proxies or distribute an information statement, whichever is appropriate, in support of the same. Any disclosure material to be provided to the Buyer's shareholders shall be prepared and filed with the SEC as required by the SEC Proxy Rules and Regulations.

         (b) Subject to the Closing, shareholders of Buyer shall have approved a name change to "Case Financial, Inc.", or to a name that is substantially similar.

         (c) All representations and warranties made by Seller and Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date.

         (d) Seller and Buyer shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on their part required to be performed or complied with at or prior to the Closing Date

         (e) All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

         (f) The Closing shall not violate any permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from any party with respect thereto.

         (g) Seller shall have received a favorable opinion from Buyer's counsel as to the following: (a) the organization and good standing of Buyer, (b) that the Agreement has been duly authorized and is a valid, binding and enforceable obligation of Buyer, and (c) the shares of Buyer's common stock to be issued pursuant to the Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

         (h) Each party shall have satisfied itself that since the date of this Agreement the business of the other party has been conducted in the ordinary course. In addition, each party shall have satisfied itself that no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except in the ordinary course of business or with respect to services rendered or expenses incurred in connection with the Closing of this Agreement, unless said withdrawals or indebtedness were either authorized by the terms of this Agreement or subsequently consented to in writing by the parties.

         (i) Each party covenants that, to the best of its knowledge, it has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to their assets, to the business conducted by them and to the transactions contemplated by this Agreement.

         (j) Each party shall have granted to the other party (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds, and each party shall be satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

         (k) The Agreement shall be approved by the Boards of Directors of both Seller and Buyer.

         (l) Seller and Buyer and their respective legal counsel shall have received copies of all such certificates, opinions and other documents and instruments as each party or its legal counsel may reasonably request pursuant to this Agreement or otherwise in connection with the consummation of the transactions contemplated hereby, and all such certificates, opinions and other documents and instruments received by each party shall be reasonably satisfactory, in form and substance, to each party and its legal counsel.

         (m) Both Seller and Buyer shall have the right to waive any or all of the conditions precedent to its obligations hereunder not otherwise legally required; provided, however, that no waiver by a party of any condition precedent to its obligations hereunder shall constitute a waiver by such party of any other condition.

         16. RULE 144. Seller acknowledges and agrees that the Shares must be held until they are subsequently registered under the Securities Act or an exemption from such registration is available. Seller has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

         17. TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

         (a) At any time before the Closing by mutual written agreement of Seller and Buyer.

         (b) If at any time Buyer is prevented from Closing due to an order from a Court of competent jurisdiction, Buyer shall pay to Seller $100,000 plus legal and accounting fees incurred through date of termination.

         (c) At any time after April 15, 2002, by Seller or Buyer upon notification to the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of the Agreement by the terminating party.

         18. REGISTRATION RIGHTS.

         18.1 INCIDENTAL REGISTRATIONS. (a) If at any time Buyer proposes to file on its behalf and/or on behalf of any of its security holders a registration statement under the Act on Form S-1, or on any other Form for the general registration of securities to be sold for cash with respect to any class of equity security (as defined in Section 3(a)(11) under the Securities Exchange Act of 1934), Buyer shall be required to give written notice to Seller and its transferees, if any (collectively referred to as "Seller Shareholders"), at least thirty (30) days before the filing with the Securities and Exchange Commission (the "Commission") of such registration statement. The notice shall offer to include in such filing on the same terms and conditions as the securities proposed to be included in such registration statement of Buyer and/or any of its security holders such number of shares as the Seller Shareholders may request, subject to the limitations hereinafter set forth. Those Seller Shareholders desiring to have shares registered under this Section
18.1 shall be required (i) to so advise Buyer in writing within twenty (20) days after the date of receipt of such offer from Buyer, setting forth the number of shares of Buyer common stock which registration is requested, and (ii) to deliver to Buyer a letter from counsel (who shall be reasonably satisfactory to Buyer) for those Seller Shareholders requesting registration to the effect that registration of such shares under the Securities Act of 1933 (the "Act") is required. Buyer shall thereupon include in such filing subject to the limitations hereinafter set forth, the shares proposed to be offered for sale by the Seller Shareholders making such request, on the same terms and conditions as the securities proposed to be included in such filing on behalf of Buyer and/or any of its security holders, and shall use its best efforts to effect registration under the Act of such shares.

         (b). The right of the Seller Shareholders to have shares included in any registration statement filed by Buyer in accordance with the provisions of the Section 18.1 shall be subject to the following limitations and conditions:

                  (i) Buyer shall, in its sole discretion, select the underwriter or underwriters, if any, who are to undertake the sale and distribution of the shares to be included in a registration statement filed under the provisions of this Section 18.1;

                  (ii) In the event the registration statement proposed to be filed by Buyer pursuant to this Section 18.1 shall be, in whole or in part, for an underwritten public offering of securities of Buyer, Buyer shall, as soon as practicable after the expiration of the twenty (20) day period provided for in
Section 18.1 (a) furnish each Seller Shareholder with a written statement of the managing or principal underwriter as to the Maximum Includable Underwritten Shares (the "Includable Shares Notice"). If the total number of shares of Buyer capital stock and other classes of stock of Buyer proposed to be included in such underwritten public offering is in excess of the Maximum Includable Underwritten Shares, the number of shares of Seller Shareholder' stock to be included within the coverage of such registration statement and which are to be underwritten shall be reduced to the Maximum Includable Underwritten Shares as follows:

                           (1) No reduction shall be made in the number of
amount of securities to be registered for the account of Buyer;

                           (2) No reduction shall be made in the number of
shares to be registered for the account of any selling stockholder of Buyer to whom registration privileges were granted by Buyer prior to the date of this Agreement, to the extent that such privileges would prevent a reduction in the number of shares to be registered for the account of such selling stockholder;

                           (3) Each Seller Shareholder (unless the Seller
Shareholders agree to a different allocation as among them) shall be reduced to a number of shares of Buyer capital stock determined by multiplying (X) the number of shares of Buyer capital stock which such Seller Shareholder requested to have registered by (Y) a fraction (aa) the numerator of which is the aggregate Market Value (as defined below) of the Maximum Includable Underwritten Shares (after reduction by an amount equal to the aggregate Market Value of the Buyer securities referred to in (1) and (2) above) and (bb) the denominator of which is the aggregate Market Value of shares of Buyer capital stock and other classes of Buyer stock which are proposed to be included in such underwritten public offering and which were requested to be registered in such registration statement by all selling stockholders of Buyer (after reduction by an amount equal to the Market Value of the shares referred to in (2) above.)

         For the purposes of this Section 18.1 (b)(ii), the term "Market Value" shall mean the mean between the bid and asked quotations in the over-the-counter market as determined by the NASDAQ System for the ten (10) trading days immediately prior to the date of the Includable Shares Notice.

                  (iii.) The right to require incidental registration of shares of Seller Shareholders' stock under this Section 18.1 shall terminate upon the expiration two (2) years following the Closing Date.

                  (iv) Anything contained in this Section 18.1 to the contrary, notwithstanding the right to require incidental registration of shares of Seller Shareholders hereunder, shall not apply to a registration statement relating to an offering solely for the account of security holders of a single corporation with respect to securities issued or to be issued by Buyer in connection with the acquisition of the stock or assets, or the merger or consolidation, of such corporation by or with Buyer, which registration statement is filed by Buyer within ninety (90) days following the closing of such acquisition or to any Form S-8 registration statement that the Buyer may file.

         18.2     GENERAL

         (a) Buyer shall have sole control in connection with preparing, filing, withdrawing, amending or supplementing and registration statement under the Act to be filed on behalf of the Seller Shareholders.

         (b) Buyer shall use its best efforts to register or qualify the shares covered by any registration statement under the Act filed on behalf of any Seller Shareholder under such securities or Blue Sky laws in such jurisdictions as the Seller Shareholders may reasonably request; provided, however, that Buyer reserves the right, in its sole discretion, not to register or qualify such shares in any jurisdiction where such shares do not meet the requirements of such jurisdiction, or where registration or qualification would be contrary to Buyer's best interests.

         (c) In the event any Seller Shareholder proposes to include his or its stock in any registration statement filed pursuant to Section 18.2, such Selling shareholder agrees to enter into an underwriting agreement containing customary terms and conditions.

         18.3 INDEMNIFICATION. In the event of the registration of any Seller Shareholder stock under the Act pursuant to the provisions of this Agreement, Buyer agrees to indemnify and hold harmless the Seller Shareholder of such stock, each underwriter, if any of such stock, and each person who controls such Seller Shareholder or any such underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, joint or several, to which such Seller Shareholder, underwriter or controlling person may become subject under the Act or at common law or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such stock was registered under the Act, and Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or (in the case of a Prospectus) necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse such Seller Shareholders each such underwriter, and each such controlling person for any legal or any other expenses reasonably incurred by such Seller Shareholder, underwriter or controlling person in connection with investigating or defending any such losses, claim, damage, liability or action; provided, however, that Buyer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such Prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to Buyer by such Seller Shareholder, underwriter or controlling person specifically for use in preparation thereof.

         In the event of the registration of any Seller Shareholder shares under the Act pursuant to the provisions hereof, each Seller Shareholder share, each underwriter, if any, of such stock, and each person who controls such Seller Shareholder or any such underwriter within the meaning of Section 15 of the Act, agrees to indemnify and hold harmless Buyer, each person who controls Buyer within the meaning of Section 15 of the Act, each of its officers who signs the registration statement and each director of Buyer, from and against any losses, claims, damages or liabilities, joint or several, to which Buyer, such controlling person or any such officer or director may become subject under the Act or at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such stock was registered under the Act, any Prospectus contained therein, or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or (in the case of a Prospectus) necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with, written information furnished to Buyer by such Seller Shareholder, controlling person or underwriter, specifically for use in connection with the preparation thereof; and will reimburse Buyer, such controlling person or each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

         Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to such indemnifying part of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability to which it may have to any indemnified party otherwise than pursuant to the provisions of this Section 18.3. In case any such action is brought against any indemnified party, and it notifies any indemnifying part of the commencement thereof, the indemnifying party will be entitled to participate in, and to the extent that it may wish, jointly with any other indemnifying part similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation.

         18.4 EXPENSES. In connection with the incidental registration on behalf of the Seller Shareholders of any stock under the Act pursuant to the provisions of Section 18.1 of the Agreement, Buyer shall pay all registration expenses, it being understood, however, that each Seller Shareholder shall be required to bear that portion of the additional underwriting commissions and discounts, transfer taxes, if any, and commission, NASD and Blue Sky registration and filing fees, attributable solely to the inclusion of Seller Shareholders' shares in such registration statement and the related filings under securities or Blue Sky laws of the several states.

         18.5 TRANSFEREES. In the event that any shares of the Seller Shareholders' stock shall at any time be transferred of record by any Seller Shareholder other than pursuant to an effective registration statement or pursuant to Rule 144 of the Act, the rights herein conferred upon such Seller Shareholder shall extend to the transferee of such shares, subject in any event to the limitations and conditions set forth herein.

         19. MISCELLANEOUS.

         19.1 TERMINATION OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of Seller and Buyer contained in this Agreement shall expire and terminate on the Closing Date. The obligations under all covenants and agreements which are to be performed after the Closing Date shall survive the Closing Date. All other covenants and agreements shall expire and terminate on the Closing Date.

         19.2 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by a party without the written consent of the other party. Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

         19.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         19.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         19.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         19.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the party to be notified, upon deposit with an overnight delivery service, by facsimile upon receipt of confirmation of transmission, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party above, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         19.7 EXPENSES. Irrespective of whether any closing is effected, the Buyer shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement including expenses of the Seller up to $15,000.

         19.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the mutual written consent of Seller and Buyer, whether before or after the approval of this Agreement by the shareholders of Seller and Buyer, provided, however, that no such amendment or waiver may be executed which would materially effect the rights of Buyer's shareholders after approval by Buyer's shareholders.

         19.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         19.10 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         19.11 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

         19.12 PRESS RELEASES. No public or internal announcements, other than any internal communications necessary for the purposes of completing this transaction will be made by either party with respect to this transaction, without the prior written approval of the other party.

         19.13 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, each party will execute such additional instruments and take such actions as my be reasonably requested by the other party to carry out the intent and purposes of the Agreement.

         19.14 ARBITRATION. Any dispute under or related to this Agreement shall be submitted to arbitration and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (the "Board of Arbitration") selected as hereinafter provided. The Seller, on the one hand, and the Buyer, on the other hand, shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the other members. The Board of Arbitration shall meet on consecutive business days in Los Angeles or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration). In connection with rendering its decision, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practicable, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Seller and the Buyer. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Seller and the Buyer and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The non-prevailing party to any arbitration shall bear the expense of both parties in relation thereto, including but not limited to the parties' attorneys fees, if any, and the expenses and fees of the Board of Arbitration.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


SELLER:                                     BUYER:

CASE FINANCIAL, INC.                        ASIA WEB HOLDINGS, INC.



/S/ ERIC ALDEN                              /S/ MICHAEL A. SCHAFFER
------------------------------------        -----------------------------------
By:      ERIC ALDEN                         By:      MICHAEL A. SCHAFFER
Title:   President                          Title:   Chief Executive Officer